ARC Wireless Solutions, Inc.
Exhibit to Form 8-K, October 16, 2001
Exhibit 99.1


                              For Immediate Release
                              ---------------------

Company Contacts:                                   ARC Wireless Solutions, Inc.
-----------------                                   ----------------------------
Randall Marx, Chief Executive Officer               Phone: 303-421-4063
randall.marx@arcwireless.net                        Fax:   303-424-5085
Richard Anderson, Investor Relations
richard.anderson@arcwireless.net
web page: www.arcwireless.net


        ARC Wireless Solutions Begins Integration of Assets Acquired from
                      Ball Aerospace & Technologies Corp.

Wheat Ridge, Colorado, October 16, 2001 - ARC Wireless Solutions, Inc. (OTC BB:
ARCS), today announced that it has successfully integrated the inventory and equipment recently acquired from Ball Aerospace & Technologies Corp. ("BATC") into its newly formed Wireless Communications Products Division, headed up by Burton Calloway, Executive Vice President. Management expects to fully complete the physical transfer of the inventory, manufacturing and test equipment and other components acquired from BATC to its Wheat Ridge, Colorado location no later December 1, 2001.

Some of the customers previously serviced by BATC included AT&T Wireless, Cingular, Qwest Communications and VoiceStream; however none of these or any other previous customer of BATC was acquired by ARC Wireless Solutions, and ARC Wireless Solutions did not acquire any customer contracts or receive any commitments for any future business from any prior customers of BATC, as a result of the acquisition. Any prior characterization of a firm customer base resulting from the acquisition was not intended to imply that ARC Wireless acquired any committed customers or any commitments for future business as a result of the acquisition. At the time of the acquisition, ARC Wireless was not an approved vendor with the major customers of BATC and was required to undertake a vendor qualification process. This has been accomplished with respect to two wireless service providers in the U.S. and is in progress with respect to three others. In addition, BATC ceased production of the acquired products in June 2001. Since then a number of its former customers have placed orders with third parties. At the present time, ARC Wireless is aggressively pursuing business with a number of BATC's former customers.

"We have been devoted advocates to the idea that diversification of our wireless offerings will enable us to offer existing and potential customers a number of ways by which they can choose our products to service their customer base," stated Randall P. Marx, Chief Executive Officer of the Company. "Deployment of the base station antenna solutions will make it easier for our sales personnel to take advantage of the availability of additional product and technology for our existing as well as potential customer base. Production has begun on the base station antenna systems and we are aggressively pursuing new business with all of the major wireless networking companies in the U.S."

Also included in the acquisition was the Very Low Profile Antennas (VLPA) for use with a low earth orbiting satellite network. The Company intends to rely on its experience in asset tracking and GPS antenna solutions to enhance this product line in 2002.

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About ARC Wireless Solutions, Inc.

ARC Wireless Solutions, Inc. is a wireless technology company that is involved in marketing, distribution and servicing, as well as selective design and manufacturing, of a broad range of component and network solutions in support of wireless applications. The Company's wireless solutions are marketed through the Company's internal sales force, OEMs, numerous reseller distribution channels, retail and the Internet to support network deployment in the growing domestic and global wireless markets. ARC Wireless Solutions, Inc., together with its ARC Wireless Communications Products Division, is headquartered in Wheat Ridge, Colorado. The Company's Winncom Technologies Corp. subsidiary is located in Solon, Ohio, and its Starworks Wireless Inc. subsidiary, doing business as The Kit Company, is located in Atlanta, Georgia. For more information about the Company and its products, please visit our web sites at www.arcwireless.net, www.antennas.com, www.winncom.com and www.starworkswireless.com. For more information about the acquired assets please see www.ballwireless.com.

This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. This Release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in the forward-looking statements and assumptions upon which forward-looking statements are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. See the Company's most recent Quarterly Report on Form 10-QSB and Annual Report on Form 10-KSB for additional statements concerning important factors, such as demand for products, manufacturing costs and competition, that could cause actual results to differ materially from the Company's expectations.